

<ARTICLE>                                            9
<LEGEND>
This Schedule contains summary financial information extracted from the
Company's financial statements filed as part of its Report on Form 10-Q for the quarter ended March 31, 2000 and is qualified in its entirety by reference to such financial statements.

</LEGEND>

<PERIOD-TYPE>                   3-mos
<FISCAL-YEAR-END>                              Dec-31-2000
<PERIOD-END>                                   Mar-31-2000
<CASH>                                         2,349
<INT-BEARING-DEPOSITS>                         0
<FED-FUNDS-SOLD>                               0
<TRADING-ASSETS>                               0
<INVESTMENTS-HELD-FOR-SALE>                    165,513
<INVESTMENTS-CARRYING>                         0
<INVESTMENTS-MARKET>                           0
<LOANS>                                        3,297,235
<ALLOWANCE>                                    (102,008)
<TOTAL-ASSETS>                                 3,460,893
<DEPOSITS>                                     176,884
<SHORT-TERM>                                   520,920
<LIABILITIES-OTHER>                            190,854
<LONG-TERM>                                    2,070,075
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       1
<OTHER-SE>                                     502,159
<TOTAL-LIABILITIES-AND-EQUITY>                 3,460,893
<INTEREST-LOAN>                                126,852
<INTEREST-INVEST>                              2,784
<INTEREST-OTHER>                               0
<INTEREST-TOTAL>                               129,636
<INTEREST-DEPOSIT>                             2,497
<INTEREST-EXPENSE>                             43,541
<INTEREST-INCOME-NET>                          86,095
<LOAN-LOSSES>                                  24,477
<SECURITIES-GAINS>                             0
<EXPENSE-OTHER>                                38,296
<INCOME-PRETAX>                                31,194
<INCOME-PRE-EXTRAORDINARY>                     0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   19,344
<EPS-BASIC>                                    0
<EPS-DILUTED>                                  0
<YIELD-ACTUAL>                                 7.43
<LOANS-NON>                                    59,693
<LOANS-PAST>                                   0
<LOANS-TROUBLED>                               0
<LOANS-PROBLEM>                                0
<ALLOWANCE-OPEN>                               100,308
<CHARGE-OFFS>                                  (27,178)
<RECOVERIES>                                   4,401
<ALLOWANCE-CLOSE>                              102,008
<ALLOWANCE-DOMESTIC>                           0
<ALLOWANCE-FOREIGN>                            0
<ALLOWANCE-UNALLOCATED>                        102,008

Washington Mutual Finance Corporation is technically a Commercial and Industrial Company subject to Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding company, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the quarter ended March 31, 2000 using the Article 9 format.


